                      Myer, Swanson, Adams & Wolf, P.C.
                               Attorneys At Law
                       The Colorado State Bank Building
                          1600 Broadway - Suite 1480
                            Denver, CO 80202-4918
                           Telephone (303) 866-9800
                           Facsimile (303) 866-9818

                              December 20, 2002

Oppenheimer Variable Account Funds
6803 S. Tucson Way
Englewood, Colorado 80112

Ladies and Gentlemen:

      This opinion is being furnished to Oppenheimer Variable Account  Funds, a Massachusetts business trust, (the "Trust"), in connection with the
Registration Statement on Form N-1A (the "Registration Statement") under the
Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, filed by the Trust to register the initial public offering of the shares of a new series of the Trust, Value Fund/VA (the "Fund").  As counsel for the Trust and the Fund,, we have examined such statutes, regulations,
Trust records and other documents and reviewed such questions of law that we deemed necessary or appropriate for the purpose of this opinion.

      Based upon the foregoing, we are of the opinion that the Service Shares and the Non-Service shares of the Fund to be issued as described in the
Registration Statement have been duly authorized and, assuming receipt of the consideration to be paid therefore, upon delivery as provided for in the
Registration Statement, will be legally and validly issued, fully paid and non-assessable (except for the potential liability of shareholders described in the Fund's Statement of Additional information.

      We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to us in the Registration
Statement.  We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of
1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Sincerely,

                                    /s/ Allan B. Adams
                                    ------------------------------------

                                    Allan B. Adams
                                    Myer, Swanson, Adams & Wolf, P.C.